                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                               _______________

                                   FORM 8-A

               For Registration of Certain Classes of Securities
                   Pursuant to Section 12(b) or 12(g) of the
                        Securities Exchange Act of 1934

                       Wells Real Estate Fund XII, L.P.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

               Georgia                                            58-2438242
-------------------------------------------                  -------------------
(State of incorporation or organization)                     (IRS Employer
                                                             Identification No.)

  6200 The Corners Parkway,  Suite 250
           Norcross, Georgia                                        30092
-------------------------------------------                  -------------------
(Address of principal executive offices)                          (Zip Code)



              If this form relates to      If this form relates to the
              the registration of a        registration of a class of
              class of securities          securities pursuant to Section
              pursuant to Section 12(b)    12(g) of the Exchange Act and is
              of the Exchange Act and      effective pursuant to General
              is effective pursuant to     Instruction A.(d), please check
              General Instruction          the following box.  [ ]
              A.(c), please check the
              following box.  [ ]


Securities Act registration statement file number to
  which this form relates:                                   33-66657
                                                             --------
                                                         (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of Each Class                 Name of Each Exchange on Which
         to be so Registered                 Each Class it to be Registered
         -------------------                 ------------------------------
  _________________________________        __________________________________

  _________________________________        __________________________________

Securities to be registered pursuant to Section 12(g) of the Act:

                     Units of Limited Partnership Interest
                -------------------------------------------------
                                (Title of Class)
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Item 1.    Description of Registrant's Securities to be Registered.
-------    -------------------------------------------------------

     For a description of the securities being registered under Section 12(g) of the Securities Exchange Act of 1934, see the "Description of the Units" section on pages 67 through 69, the "Distributions and Allocations" section on pages 69 through 75, the "Summary of Partnership Agreement" section on pages 78 through 87, and the "Reports to Investors" section on pages 116 through 117 of the Prospectus of Wells Real Estate Fund XII, L.P. dated March 22, 1999, contained in Post-Effective Amendment No. 1 to Form S-11 Registration Statement of Wells Real Estate Fund XII, L.P. filed with the Commission on September 1, 1999 (File No. 33-66657), which are incorporated herein by reference.

Item 2.    Exhibits.
-------    --------

     Below are the exhibits filed as a part of this Registration Statement:

     1. (a) Amended and Restated Agreement of Limited Partnership of Wells Real Estate Fund XII, L.P., which was included as Exhibit A to the Prospectus dated March 22, 1999, contained in Post-Effective Amendment No. 1 to Form S-11 Registration Statement of Wells Real Estate Fund XII, L.P. filed with the Commission on September 1, 1999 (File No. 33-66657), which is incorporated herein by reference pursuant to Rule 12b-32 under the Securities Exchange Act of 1934;

         (b) Subscription Agreement of Wells Real Estate Fund XII, L.P., which was included as Exhibit B to the Prospectus dated March 22, 1999, contained in Post-Effective Amendment No. 1 to Form S-11 Registration Statement of Wells Real Estate Fund XII, L.P. filed with the Commission on September 1, 1999 (File No. 33-66657), which is incorporated herein by reference pursuant to Rule 12b-32 under the Securities Exchange Act of 1934; and

     2. Pages 67 through 69, pages 69 through 75, pages 78 through 87, and pages 116 through 117 of the Prospectus dated March 22, 1999, contained in Post-Effective Amendment No. 1 to Form S-11 Registration Statement of Wells Real Estate Fund XII, L.P. filed with the Commission on September 1, 1999 (File No. 33-66657) (filed herewith pursuant to Rule 12b-23(a)(3) under the Securities Exchange Act of 1934).

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                                   SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  April 7, 2000          WELLS REAL ESTATE FUND XII, L.P.
                              (Registrant)

                              By:  Wells Partners, L.P.
                                   A Georgia limited partnership
                                   General Partner

                                   By:  Wells Capital, Inc.
                                        A Georgia corporation
                                        General Partner

                                        By: /s/ Leo F. Wells, III
                                           ---------------------------------
                                              Leo F. Wells, III
                                              President

                              By:  /s/ Leo F. Wells, III
                                   ------------------------------------------
                                   LEO F. WELLS, III
                                   General Partner

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registration Statement has been signed below by the following person on behalf of the Registrant and in the capacities and on the date indicated.


               Signature                                 Title                                      Date
              ----------                                 -----                                      ----

/s/ Leo F. Wells, III                     Individual General Partner and President               April 7, 2000
-------------------------
Leo F. Wells, III                         (Chief Executive Officer), Treasurer (Chief
                                          Financial Officer) and Sole Director of Wells
                                          Capital, Inc., the sole general partner of
                                          Wells Partners, L.P.


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                                 EXHIBIT INDEX

     The following documents are filed as exhibits to this report. Those exhibits previously filed and incorporated herein by reference are identified below by an asterisk. For each exhibit identified by an asterisk, there is shown below a description of the previous filing.


Exhibit Number
--------------

1(a)*                  Amended and Restated Agreement of Limited Partnership of Wells Real Estate Fund XII,
                       L.P. (Exhibit A to the Prospectus dated March 22, 1999, contained in Post-Effective
                       Amendment No. 1 to Form S-11 Registration Statement of Wells Real Estate Fund XII, L.P.
                       filed with the Commission on September 1, 1999, File No. 33-66657)

1(b)*                  Subscription Agreement of Wells Real Estate Fund XII, L.P. (Exhibit B to the Prospectus
                       dated March 22, 1999, contained in Post-Effective Amendment No. 1 to Form S-11
                       Registration Statement of Wells Real Estate Fund XII, L.P. filed with the Commission on
                       September 1, 1999, File No. 33-66657)

2                      Pages 67 through 69, pages 69 through 75, pages 78 through 87 and pages 116 through 117 of the Prospectus dated March 22, 1999, contained in Post-Effective Amendment No. 1 to
                       Form S-11 Registration Statement of Wells Real Estate Fund XII, L.P. filed with the
                       Commission on September 1, 1999 (File No. 33-66657)

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